American Tissue Inc.

Calculation of Ratio of Earnings to Fixed Charges

Amounts in 000s



                                               1996       1997       1998        1999         2000
                                             --------   --------   --------    --------     --------
Pretax income from
continuing operations ..................       13,182      6,873     (1,474)     18,883       24,483
Fixed charges ..........................       10,077     14,070     17,496      20,622       37,620
Less: Interest capitalized .............           --         --        599         966        1,100
                                             --------   --------   --------    --------     --------
Earnings ...............................       23,259     20,943     15,423      38,539       61,003
                                             --------   --------   --------    --------     --------
Fixed charges ..........................       10,077     14,070     17,496      20,622       37,620

Ratio ..................................          2.3        1.5        (a)         1.9          1.6
                                                 times      times                  times        times
Calculation of Fixed Charges:
Interest expense .......................        9,175     12,272     14,672      17,058       31,318
Capitalized interest ...................           --         --        599         966        1,100
Amortization of deferred
debt costs .............................          355      1,128      1,537       1,161        1,810
Estimated interest portion of
rent expense ...........................          547        670        688       1,137        3,392
                                             --------   --------   --------    --------     --------
                                               10,077     14,070     17,496      20,622       37,620
                                             --------   --------   --------    --------     --------

     (a) Earnings during fiscal year 1998 were insufficient to cover fixed charges by $2,073.